Exhibit 2.1

SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

PROBILITY MEDIA CORPORATION,

A NEVADA CORPORATION,

W MARKETING INC.,

A NEW YORK CORPORATION

AND

THE SHAREHOLDERS OF W MARKETING INC.

DATED

JUNE 22, 2017 AND

EFFECTIVE

MAY 1, 2017

TABLE OF CONTENTS

ARTICLE I. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF W MARKETING AND THE W MARKETING SHAREHOLDERS		1

1.1.	ORGANIZATION.	1
1.2.	CAPITALIZATION.	2
1.3.	SUBSIDIARIES AND PREDECESSOR CORPORATIONS.	2
1.4.	OTHER INFORMATION.	2
1.5.	OPTIONS, WARRANTS, CONVERTIBLE SECURITIES.	2
1.6.	ABSENCE OF CERTAIN CHANGES OR EVENTS.	3
1.7.	W MARKETING AND RELATED MATTERS.	3
1.8.	LITIGATION AND PROCEEDINGS.	3
1.9.	CONTRACTS.	3
1.10.	MATERIAL CONTRACT DEFAULTS.	4
1.11.	NO CONFLICT WITH OTHER INSTRUMENTS.	4
1.12.	GOVERNMENTAL AUTHORIZATIONS.	4
1.13.	COMPLIANCE WITH LAWS AND REGULATIONS.	4
1.14.	APPROVAL OF AGREEMENT.	4
1.15.	MATERIAL TRANSACTIONS OR AFFILIATIONS.	4
1.16.	THE W MARKETING SCHEDULES.	5
1.17.	VALID OBLIGATION.	5
1.18.	ACQUISITION OF THE SECURITIES.	5
1.19.	EXEMPTION FROM REGISTRATION.	5
1.20.	REPRESENTATIONS, ACKNOWLEDGEMENTS AND WARRANTIES OF THE W MARKETING SHAREHOLDERS.	6
1.21.	INTELLECTUAL PROPERTY.	7
1.22.	COMPLIANCE WITH LAWS.	9
1.23.	ENVIRONMENTAL MATTERS.	9
1.24.	INSURANCE COVERAGE.	10
1.25.	CUSTOMER, SUPPLIER AND EMPLOYEE RELATIONS.	10
1.26.	PRODUCT AND SERVICE MATTERS.	10
1.27.	COMPLIANCE WITH UNITED STATES FOREIGN CORRUPT PRACTICES ACT.	10
1.28.	INSIDER TRADING.	11
1.29.	CLOSING DATE RELEASES.	11
1.30.	NO OTHER REPRESENTATIONS OR WARRANTIES.	11
1.31.	NO UNTRUE REPRESENTATION OR WARRANTY.	11

ARTICLE II. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY		12

2.1.	ORGANIZATION.	12
2.1.	TRADING STATUS.	12
2.2.	CAPITALIZATION.	12
2.3.	NO CONFLICT OR VIOLATION; DEFAULT; CONFIRMATIONS.	12
2.4.	TITLE AND RELATED MATTERS.	13
2.5.	LITIGATION AND PROCEEDINGS.	13
2.6.	APPROVAL OF AGREEMENT.	13
2.7.	VALID OBLIGATION.	13
2.8.	NO OTHER REPRESENTATIONS OR WARRANTIES.	13
2.9.	NO UNTRUE REPRESENTATION OR WARRANTY.	13

ARTICLE III. PLAN OF EXCHANGE		13

3.1.	THE EXCHANGE.	13
3.2.	CLOSING.	14
3.3.	ACCOUNTS RECEIVABLE AND PAYABLE AT CLOSING; TRUE-UP.	15
3.4.	TRADABILITY OF SECURITIES.	15
3.5.	TERMINATION.	15
3.6.	EFFECT OF TERMINATION.	16

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ARTICLE IV. SPECIAL COVENANTS		16

4.1.	ACCESS TO PROPERTIES AND RECORDS.	16
4.2.	DELIVERY OF BOOKS AND RECORDS AND BANK ACCOUNTS.	16
4.3.	THIRD PARTY CONSENTS AND CERTIFICATES.	17
4.4.	ACTIONS PRIOR TO CLOSING.	17
4.5.	POST-CLOSING CONDITIONS.	17
4.6.	POTENTIAL FOR EARN-OUT CONSIDERATION.	18

ARTICLE V. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		18

5.1.	OWNERSHIP OF W MARKETING.	18
5.2.	ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS.	18
5.3.	OFFICER’S CERTIFICATE.	18
5.4.	NO MATERIAL ADVERSE CHANGE.	18
5.5.	APPROVAL BY W MARKETING.	19
5.6.	NO GOVERNMENTAL PROHIBITION.	19
5.7.	CONSENTS.	19
5.8.	DUE DILIGENCE.	19
5.9.	EMPLOYMENT AGREEMENT.	19
5.10.	OTHER CLOSING CONDITIONS.	19

ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF W MARKETING AND THE W MARKETING SHAREHOLDERS		19

6.1.	ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS.	19
6.2.	OFFICER’S CERTIFICATE.	19
6.3.	NO MATERIAL ADVERSE CHANGE.	19
6.4.	NO GOVERNMENTAL PROHIBITION.	20
6.5.	CONSENTS.	20
6.6.	OTHER CLOSING CONDITIONS.	20

ARTICLE VII. INDEMNIFICATION		20

7.1.	INDEMNIFICATION BY THE W MARKETING SHAREHOLDERS.	20
7.2.	INDEMNIFICATION BY THE COMPANY.	20
7.3.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.	20
7.4.	NOTICE AND OPPORTUNITY TO DEFEND.	20
7.5.	REMEDIES EXCLUSIVE.	21
7.6.	EMERGENCY RELIEF.	21
7.7.	RIGHT TO SET OFF.	21

ARTICLE VIII. CONFIDENTIALITY		21

8.1.	CONFIDENTIALITY.	21
8.2.	ENFORCEABILITY.	21

ARTICLE IX. DEFINITIONS		22

9.1.	CERTAIN DEFINITIONS.	22
9.2.	OTHER DEFINITIONAL PROVISIONS.	24

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ARTICLE X. MISCELLANEOUS		25

10.1.	NO BANKRUPTCY AND NO CRIMINAL CONVICTIONS.	25
10.2.	BROKER/FINDER’S FEE.	25
10.3.	GOVERNING LAW AND JURISDICTION.	25
10.4.	NOTICES.	26
10.5.	ATTORNEY’S FEES.	26
10.6.	CONFIDENTIALITY.	27
10.7.	PUBLICITY.	27
10.8.	SCHEDULES AND EXHIBITS.	27
10.9.	SCHEDULES; KNOWLEDGE.	27
10.10.	THIRD PARTY BENEFICIARIES.	27
10.11.	EXPENSES.	27
10.12.	ENTIRE AGREEMENT.	27
10.13.	SURVIVAL; TERMINATION.	27
10.14.	COUNTERPARTS.	27
10.15.	AMENDMENT OR WAIVER.	27
10.16.	BEST EFFORTS.	27
10.17.	REMEDIES.	28
10.18.	SEVERABILITY.	28
10.19.	INDEPENDENT NATURE OF W MARKETING SHAREHOLDERS’ OBLIGATIONS AND RIGHTS.	28
10.20.	NO PRESUMPTION FROM DRAFTING.	28
10.21.	REVIEW AND CONSTRUCTION OF DOCUMENTS.	28
10.22.	HEADINGS; GENDER.	28
10.23.	TRANSACTION EXPENSES.	28
10.24.	COOPERATION FOLLOWING THE CLOSING.	29
10.25.	COUNTERPARTS, EFFECT OF FACSIMILE, EMAILED AND PHOTOCOPIED SIGNATURES.	29

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 22th day of June 2017, by and among Probility Media Corporation, a Nevada corporation, having an address at 1517 San Jacinto Street, Houston, Texas 77002 (the “Company”) and W Marketing Inc., a New York corporation, having an address at [_________________] (“W Marketing”), and the person(s) executing this Agreement listed on the signature page hereto under the heading “W Marketing Shareholders” (referred to as the “W Marketing Shareholders”), each a “Party” and collectively the “Parties,” upon the following premises:

PREMISES

WHEREAS, the W Marketing Shareholders own all of the outstanding shares of capital stock of W Marketing (the “W Shares”), totaling one-hundred percent (100%) of the issued and outstanding shares of common stock of W Marketing;

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Nevada, whose common stock trades on the OTCQB Market under the symbol “PBYA”;

WHEREAS, W Marketing is a privately held corporation organized under the laws of the state of New York;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding securities of W Marketing in exchange for unissued shares of the Company’s restricted common stock (the “Exchange Offer” or the “Exchange”), so that W Marketing will become a wholly-owned subsidiary of the Company;

WHEREAS, the Parties intend for the Exchange to be afforded tax free treatment under United States Internal Revenue Code; and

WHEREAS, the W Marketing Shareholders desire to exchange all of their shares of W Marketing in exchange for shares of authorized but unissued shares of common stock of the Company as set forth below.

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE IX.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE I.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF W MARKETING AND THE W MARKETING SHAREHOLDERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the W Marketing Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), W Marketing and the W Marketing Shareholders represent and warrant as follows (which shall be re-confirmed at Closing):

1.1.       Organization. W Marketing is a corporation duly organized, validly existing, and in good standing under the laws of New York. W Marketing has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable Laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the W Marketing Schedules are complete and correct copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of W Marketing as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of W Marketing’s Articles of Incorporation (or similar organizational documents) or Bylaws. W Marketing has taken all actions required by Law, its Articles of Incorporation and Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement. W Marketing has full power, authority, and legal right and has taken all action required by Law, its Articles of Incorporation and Bylaws (or similar organizational documents), and otherwise to consummate the transactions herein contemplated.

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1.2.       Capitalization.

1.2.1       All issued and outstanding shares of W Marketing common stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. The authorized share capital of W Marketing consists of 100,000 shares of common stock of which 100,000 shares are issued and outstanding as of the date of this Agreement. Prior to giving effect to the transactions contemplated by this Agreement, the W Marketing Shareholders are the legal and beneficial owners of all of the issued and outstanding equity interests of W Marketing, with each W Marketing Shareholder owning the equity interests of W Marketing set forth on the signature page hereof, all of which equity interests are owned free and clear of any Liens (other than those imposed under applicable securities laws). The W Shares to be delivered by W Marketing Shareholders to the Company at the Closing constitute all of the issued and outstanding equity interests of W Marketing. All of the outstanding equity interests of W Marketing have been duly authorized, are fully paid and non-assessable (to the extent applicable), and were not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, W Marketing’s governing documents or any contract to which W Marketing is a party or by which it or its securities are bound. W Marketing holds no equity interests in its treasury. None of the outstanding equity interests of W Marketing were issued in violation of any applicable securities Laws. There are no convertible securities of W Marketing. There are no preemptive rights or rights of first refusal or first offer with respect to W Marketing’s equity securities, nor are there any contracts, commitments, arrangements or restrictions to which W Marketing or, to the Knowledge of W Marketing, any of its equity holders is a party or bound relating to any equity securities or convertible securities of W Marketing, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to W Marketing. There are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of W Marketing’s equity interests. There are no outstanding contractual obligations of W Marketing to repurchase, redeem or otherwise acquire any equity interests of W Marketing. There are no declared or accrued but unpaid dividends with respect to any equity interests of W Marketing.

1.3.       Subsidiaries and Predecessor Corporations. W Marketing does not have any predecessor corporation(s) or subsidiaries other than as set forth on Schedule 1.3.

1.4.       Other Information.

1.4.1       W Marketing has no liabilities with respect to the payment of any federal, provincial, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable or as provided in the W Marketing Schedules.

1.4.2       W Marketing has filed all federal, provincial, state or local income and/or franchise Tax returns required to be filed by it from inception to the date hereof. Each of such income Tax returns reflects the Taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

1.4.3       The books and records of W Marketing are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

1.4.4       W Marketing has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Five Thousand Dollars ($5,000) except as disclosed in writing to the Company on Schedule 1.4.4, which liabilities in aggregate shall not exceed $15,000, including payables, on the Closing Date, but exclusive of professional fees and expenses related to the transactions contemplated herein and exclusive of the Citibank Debt, which the Company has agreed to assume.

1.5.       Options, Warrants, Convertible Securities. Other than as set forth on Schedule 1.5, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating W Marketing to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of W Marketing or obligating W Marketing to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of W Marketing.

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1.6.       Absence of Certain Changes or Events. Except as set forth in this Agreement or the W Marketing Schedules, since January 1, 2017:

1.6.1       There has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of W Marketing or (ii) any damage, destruction, or loss to W Marketing (whether or not covered by insurance) materially and adversely affecting the business or financial condition of W Marketing;

1.6.2       W Marketing has not (i) amended its Articles of Incorporation or Bylaws (or similar documents;); (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of W Marketing; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Five Thousand Dollars ($5,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

1.6.3       W Marketing has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of $5,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Five Thousand Dollars ($5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Five Thousand Dollars ($5,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of W Marketing, other than in the ordinary course of business; and

1.6.4       To the best Knowledge of the W Marketing Shareholders, W Marketing has not become subject to any Law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of W Marketing.

1.7.       W Marketing and Related Matters. No third party has any right to, and W Marketing has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of W Marketing or any material portion of its properties, assets, or rights.

1.8.       Litigation and Proceedings. Other than as set forth on Schedule 1.8, there are no actions, suits, or proceedings pending or, to the Knowledge of the W Marketing Shareholders after reasonable investigation, threatened by or against W Marketing or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The W Marketing Shareholders do not have any Knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

1.9.       Contracts.

1.9.1       Except as disclosed on Schedule 1.9.1, there are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which W Marketing is a party or by which any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves obligations of at least Ten Thousand Dollars ($10,000) unless otherwise disclosed pursuant to this Agreement);

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1.9.2       All contracts, agreements, franchises, license agreements, and other commitments, if any, to which W Marketing is a party and which are material to the operations or proposed operations of W Marketing taken as a whole are valid and enforceable by W Marketing in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

1.9.3        W Marketing is not a party to or bound by, and the properties of W Marketing are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of W Marketing; and

1.9.4       Except as included or described in the W Marketing Schedules, W Marketing is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which W Marketing is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Five Thousand Dollars ($5,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of W Marketing.

1.10.       Material Contract Defaults. W Marketing is not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of W Marketing, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which W Marketing has not taken adequate steps to prevent such a default from occurring.

1.11.       No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which W Marketing is a party or to which any of its properties or operations are subject as of the date of this Agreement and/or as of the Closing Date.

1.12.       Governmental Authorizations. Except as set forth in the W Marketing Schedules, W Marketing has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other Governmental Body is required in connection with the execution and delivery by W Marketing and the W Marketing Shareholders of this Agreement and the consummation by W Marketing and the W Marketing Shareholders of the transactions contemplated hereby.

1.13.       Compliance With Laws and Regulations. Except as set forth in the W Marketing Schedules, to the best Knowledge of the W Marketing Shareholders, W Marketing has complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of W Marketing or except to the extent that noncompliance would not result in the occurrence of any material liability for W Marketing.

1.14.       Approval of Agreement. The Board of Directors of W Marketing shall have authorized the execution and delivery of this Agreement by W Marketing and approved this Agreement and the transactions contemplated hereby.

1.15.       Material Transactions or Affiliations. Set forth in the W Marketing Schedules is a description, if applicable, of every contract, agreement, or arrangement between W Marketing and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by any W Marketing Shareholder to own beneficially, five percent (5%) or more of the issued and outstanding securities of W Marketing and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the W Marketing Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of W Marketing has, or has had since formation, any known interest, direct or indirect, in any transaction with W Marketing which was material to the business of W Marketing. There are no commitments by W Marketing, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

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1.16.       The W Marketing Schedules. W Marketing will deliver to the Company the following schedules, if such schedules are applicable to the business of W Marketing, which are collectively referred to as the “The W Marketing Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of W Marketing as complete, true, and correct as of the date of this Agreement in all material respects, which schedules shall be delivered within 10 days following the execution of this Agreement:

1.16.1       a schedule containing complete and correct copies of the Articles of Incorporation and Bylaws or similar organizational documents of W Marketing in effect as of the date of this Agreement;

1.16.2       a schedule containing any Resolutions of the Board of Directors and Shareholders of W Marketing since formation;

1.16.3       a schedule containing Minutes of meetings of the Board of Directors and Shareholders of W Marketing since formation;

1.16.4       a schedule containing a list indicating the name and address of each shareholder of W Marketing together with the number of shares of capital stock owned by him, her or it;

1.16.5       a schedule listing any and all federal, provincial, state and local Tax identification numbers of W Marketing and containing complete and correct copies of all federal, provincial, state and local Tax returns filed by W Marketing;

1.16.6       a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by W Marketing. Any fact known to be, or to the best Knowledge of the W Marketing Shareholders or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in ARTICLE I are required to be disclosed in the W Marketing Schedules pursuant to this Section 1.16; and

1.16.7       a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of W Marketing and W Marketing Shareholders contained in ARTICLE I of this Agreement, if any.

W Marketing shall cause the W Marketing Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

1.17.       Valid Obligation. This Agreement and all agreements and other documents executed by W Marketing and W Marketing Shareholders in connection herewith constitute the valid and binding obligation of W Marketing and W Marketing Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

1.18.       Acquisition of the Securities. The W Marketing Shareholders are acquiring the Securities for their own account without the participation of any other person and with the intent of holding the Securities for investment and without the intent of participating, directly or indirectly, in a distribution of the Securities, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Securities, or any portion thereof. The W Marketing Shareholders have read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act. The W Marketing Shareholders will offer, sell, pledge, convey or otherwise transfer the Securities, or any portion thereof, only if: (i) pursuant to an effective registration statement under the Securities Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the Securities Act and such laws; or (ii) pursuant to a valid exemption from registration.

1.19.       Exemption from Registration. The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act and/or Regulation S of the Securities Act.

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1.20.       Representations, Acknowledgements and Warranties of the W Marketing Shareholders. The W Marketing Shareholders (each a “Share Recipient”), represent, acknowledge and warrant the following to the Company, except as set forth on the W Marketing Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), and agree that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

1.20.1       Each Share Recipient recognizes that the Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Each Share Recipient may not sell the Securities without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

1.20.2       Each Share Recipient is acquiring the Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Securities. No one other than the Share Recipient will have any beneficial interest in said securities. Each Share Recipient agrees to set forth the terms of its ownership, record address and tax id number if applicable on the Form of Stock Registration Form, attached hereto as Exhibit A;

1.20.3       Each Share Recipient acknowledges that it:

(i)       is a “sophisticated investor” and an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, and

(ii)       is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2016; and (ii) the Company’s Quarterly Reports on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Probility Media” in the “Company name” field, and clicking the “Search” button), from January 1, 2017, to the date of such Share Recipient’s entry into this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company and has had an opportunity to ask questions of and receive answers from the Company’s officers and Directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company; in connection with each Share Recipient’s acceptance of the Securities and investment decision in connection therewith. Each Share Recipient acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

1.20.4       Each Share Recipient has such knowledge and experience in financial and business matters such that the Share Recipient is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

1.20.5       Each Share Recipient has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Exchange and the Company, and all such questions have been answered to the full satisfaction of such Share Recipient;

1.20.6       Each Share Recipient recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost. The ownership of the Securities as an investment involves special risks;

1.20.7       Each Share Recipient realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted in the Exchange Offer unless such Share Recipient has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Share Recipient can provide for current needs and possible personal contingencies;

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1.20.8       Each Share Recipient confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment. Each Share Recipient also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

1.20.9       All information which each Share Recipient has provided to the Company concerning such Share Recipient’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date, such Share Recipient will immediately provide the Company with such information;

1.20.10       Each Share Recipient has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him, her, or it;

1.20.11        Each Share Recipient has not become aware of and has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Share Recipient’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

1.20.12       Each Share Recipient confirms and acknowledges that the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Securities by Share Recipients, and each Share Recipient is solely responsible for determining the status, in his, her or its hands, of the Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Securities; and

1.20.13       Each Share Recipient confirms and acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Securities for investment or any recommendation or endorsement of the Securities. The Securities have not been registered under the Securities Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such state laws.

1.21.       Intellectual Property.

1.21.1       W Marketing owns all right, title and interest in the intellectual property assets set forth in Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7 and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others. Except as set forth on Schedule 1.21.1, W Marketing owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by W Marketing or used in connection with the operation of its business as currently conducted, including without limitation the intellectual property set forth on Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7. W Marketing has taken all necessary and desirable action to maintain each item of Intellectual Property that W Marketing owns or uses with respect to its business. All maintenance fees of patents set forth in Schedule 1.21.3 which become due (without the payment of a surcharge) prior to the Closing shall be paid by W Marketing prior to the Closing.

1.21.2       W Marketing has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of W Marketing has ever received any charge, complaint, claim, demand or notice from any Governmental Body or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that W Marketing must license or refrain from using any Intellectual Property rights of any other Person). To W Marketing’s Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of W Marketing.

1.21.3       Schedule 1.21.3 identifies (i) each patent or patent registration which has been issued to W Marketing in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property, and (ii) each patent application or application for patent registration which W Marketing has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). W Marketing has delivered to the Company correct and complete copies of all such patents, registrations and applications (as amended to date) and has made available to the Company correct and complete copies of all other written documentation evidencing prosecution (if applicable) of each such item of Intellectual Property (the “Patents”). Prior to Closing, W Marketing shall deliver to designated counsel of the Company all files in the possession of W Marketing and its attorneys relating to the prosecution and maintenance of assets set forth in Schedule 1.21.3 (the “Patent Documentation”).

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1.21.4        Schedule 1.21.4 identifies each registered and unregistered trademark, including product names and domain names, used by W Marketing in connection with its business. W Marketing has delivered to the Company correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 1.21.4. W Marketing represents that it owns no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by W Marketing, any Affiliate thereof or its predecessor-in-interest.

1.21.5       W Marketing represents that it owns no copyright registrations or applications in any jurisdiction and no such applications have been filed by W Marketing, any Affiliate thereof or its predecessor-in-interest.

1.21.6       W Marketing represents that neither itself, any Affiliate thereof nor its predecessor-in-interest is a party to any license, agreement or other permission which W Marketing has granted to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

1.21.7       Schedule 1.21.7 identifies trade secrets and confidential business information of W Marketing.

1.21.8       With respect to each item of Intellectual Property required to be identified on Schedule 1.21.3, Schedule 1.21.4 and Schedule 1.21.7:

(i)       except as set forth on Schedule 1.21.1, W Marketing owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

(ii)       except as set forth in Schedule 1.21.1, W Marketing is unaware of any transfers of ownership or title of Intellectual Property;

(iii)       such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iv)       no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to W Marketing’s or any W Marketing Shareholder’s Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

(v)       no prior art or activity is known by W Marketing which would affect the validity or enforceability of the claimed subject matter set forth in Schedule 1.21.3, or the validity or enforceability of the trademarks set forth in Schedule 1.21.4;

(vi)       W Marketing has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

(vii)       all licenses, agreements and other permissions pertaining to such item and all other rights to which W Marketing is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

(viii)       W Marketing has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has W Marketing granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

1.21.9       W Marketing represents that it does not use any computer software or Intellectual Property owned by any Person other than W Marketing pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

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1.21.10       To W Marketing’s Knowledge, the continued operation of its business as currently conducted does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

1.21.11       W Marketing has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of W Marketing.

1.22.       Compliance With Laws.

1.22.1       W Marketing is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local Laws, to which it or any of its assets or properties are subject, which may have a material adverse effect on its business or operations. Except as set forth in Schedule 1.22.1, W Marketing has not received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of W Marketing or its business or operations, W Marketing is not aware of any such violation or potential liability.

1.22.2       Schedule 1.22.2 sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the “Permits”) issued and held by or on behalf of W Marketing or, required to be so issued and held in connection with its business or operations as currently conducted by W Marketing. Except as disclosed in Schedule 1.22.2, W Marketing is the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. W Marketing is not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by W Marketing.

1.22.3       No officer, director or greater than 20% shareholder of W Marketing is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by W Marketing under Rule 506(e) of the Securities Act in any offering under Regulation D.

1.23.       Environmental Matters.

1.23.1       The operations of W Marketing are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”);

1.23.2       W Marketing has no Knowledge of any required Environmental Permits required under all applicable Environmental Laws necessary to operate;

1.23.3       W Marketing is not the subject of any outstanding written order or contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or threatened Release of a hazardous material. “Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property;

1.23.4       W Marketing has not received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law;

1.23.5       W Marketing has not incurred, assumed or undertaken any contingent liability in connection with any Release of any hazardous materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to material liability under Environmental Laws;

1.23.6       To the Knowledge of W Marketing and the W Marketing Shareholders, there is not located at any of the properties of W Marketing any (i) underground storage tanks, (ii) asbestos or asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold; and

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1.23.7       W Marketing has provided to the Company all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed within the previous five years with respect to the currently or previously owned, leased or operated properties of W Marketing.

1.24.       Insurance Coverage. Schedule 1.24 contains a list of all of the insurance policies and fidelity bonds covering the assets, businesses, operations, employees, officers and agents of W Marketing. There is no material claim by W Marketing pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all of such policies and bonds have been paid, and W Marketing has complied in all material respects with the terms and conditions of all of such policies and bonds. Such policies of insurance and bonds are in full force and effect. Neither W Marketing nor any of the W Marketing Shareholders have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

1.25.       Customer, Supplier and Employee Relations. Schedule 1.25 includes a complete and correct list of (a) all customers of W Marketing who have made aggregate purchases in excess of 5% of the total revenues of W Marketing in calendar year 2016, and (b) all suppliers from whom W Marketing has purchased in excess of $10,000 in equipment or supplies in calendar year 2016. The relationships of W Marketing with such customers and suppliers and the employees of W Marketing are good commercial working relationships and, except as disclosed in Schedule 1.25, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified W Marketing of any intention to cancel, terminate or materially alter its relationship with W Marketing since December 31, 2015 and there will not be any such change as a result of the transactions contemplated by this Agreement.

1.26.       Product and Service Matters. Except as disclosed in Schedule 1.26, each product manufactured, sold, leased, delivered or installed or services performed by W Marketing prior to the Closing has, in all respects, complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of W Marketing. Schedule 1.26 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of W Marketing (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in Schedule 1.26, none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

1.27.       Compliance with United States Foreign Corrupt Practices Act.

(a)       W Marketing is in compliance with and has not made any payments that would be in violation of the United States Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) (“FCPA”).

(b)       In connection with its compliance with the FCPA, there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the FCPA, any enforcement actions and, to the Knowledge of any W Marketing Shareholder, there are no threats of enforcement actions, or any facts that could result in any adverse or negative performance evaluation related to the FCPA for W Marketing.

(c)       Neither the U.S. Government nor any other Person has notified W Marketing of any actual or alleged violation or breach of the FCPA.

(d)       W Marketing has not undergone and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to W Marketing’s compliance with the FCPA and, to the Knowledge of each W Marketing Shareholder, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

(e)       W Marketing has not been and is not now under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to W Marketing’s compliance with the FCPA and, to the Knowledge of each W Marketing Shareholder, there is no basis for any such investigation or indictment.

(f)       W Marketing has not been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to W Marketing’s compliance with the FCPA and, to the Knowledge of each W Marketing Shareholder, there is no basis for any such proceeding.

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1.28.       Insider Trading. Each W Marketing Shareholder certifies and confirms that it has not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. Each W Marketing Shareholder further certifies and confirms that it has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and is not a party to any insider trading in the Company’s securities. Each W Marketing Shareholder further certifies and confirms that it has not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase, sell or otherwise trade shares of the Company’s securities in the marketplace.

1.29.       Closing Date Releases.

1.29.1       Effective on the Closing Date, the W Marketing Shareholders for themselves and their successors and assigns, hereby release, acquit and forever discharge W Marketing and its respective Affiliates, officers, directors, employees and agents and its respective successors and assigns of and from any and all Claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the W Marketing Shareholders have, own or hold as of the Closing Date, or have at any time previously had, owned or held against such parties, including, without limitation, all Liabilities created as a result of the, gross negligence and willful acts of W Marketing or the negligence of any of W Marketing or its employees and agents, or under a theory of strict liability, existing as of the Closing Date; provided, however, that such release shall not cover (a) any Claims against W Marketing or any of its Affiliates (other than W Marketing) unrelated in any way to W Marketing; (b) any Claims arising under any agreement between such W Marketing Shareholder and W Marketing, previously disclosed to the Company, to be continued after the Closing Date; or (c) any Claims arising under this Agreement. Notwithstanding the foregoing, the releases and other agreements set forth in this Section 1.29 shall not apply to or otherwise limit, restrict or affect the indemnification, exculpation and other obligations set forth in ARTICLE VII or in any other document or agreement.

1.29.2       As of the date of this Agreement, each of the W Marketing Shareholders hereby represent and warrant that such W Marketing Shareholder has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the Claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 1.29.1. Each of the W Marketing Shareholders represents and warrants that such W Marketing Shareholder has read and understands all of the provisions of this Section 1.29.1 and that the Shareholder has been represented by legal counsel of the Shareholders’ own choosing in connection with the negotiation, execution and delivery of this Agreement.

1.29.3       The release provided by the W Marketing Shareholders pursuant to Section 1.29.1 shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of Law by a released party, including W Marketing and its Affiliates, officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the Parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and Liabilities based on theories of strict liability.

1.30.       No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE I or in any W Marketing Schedule, neither W Marketing, any W Marketing Shareholder nor any other Person makes any other express or implied representation or warranty on behalf of W Marketing, the W Marketing Shareholders, or any of their Affiliates or representatives to the Company.

1.31.       No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Company by W Marketing or the W Marketing Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

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ARTICLE II.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the W Marketing Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows (which shall be re-confirmed at Closing):

2.1.       Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Articles of Incorporation and Bylaws (or similar organizational documents). The Company has taken all action required by law, its Articles of Incorporation, its Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, its Articles of Incorporation, its Bylaws, (or similar organizational documents) or otherwise to consummate the transactions herein contemplated.

2.1.       Trading Status. The Company’s common stock trades on the OTCQB Market under the symbol “PBYA”. The Company has no Knowledge of any notices of non-compliance with the OTCQB Market listing criteria.

2.2.       Capitalization. The Company is authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

2.3.       No Conflict or Violation; Default; Confirmations.

2.3.1       Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, license, mortgage, indenture, lease, loan agreement, note or other obligation or liability (each, a “Company Contract”) to which the Company is a party or by which it is bound, (b) any provision of the certificate of incorporation or Bylaws of the Company, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which the Company or Company’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of the Company, threatened violation or default of or under any Company Contract.

2.3.2       No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the SEC and, to the Company’s Knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

2.3.3       The Company is not and has not during the past ten years, and the present officers, directors and Affiliates of the Company are not, and have not for the past ten years, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

2.3.4       The Company is not and has not been for the past ten years, the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past four years, the subject of any threat of material litigation; litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate.

2.3.5       The Company has not, and the past and present officers, directors and Affiliates of the Company have not, during the last ten years, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency.

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2.3.6       No officer, director or greater than 20% shareholder of the Company is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by the Company under Rule 506(e) of the Securities Act in any offering under Regulation D.

2.4.       Title and Related Matters. The Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, free and clear of all Liens, pledges, charges, or Encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules. Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company’s business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

2.5.       Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no Knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

2.6.       Approval of Agreement. The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

2.7.       Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

2.8.       No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II or in any Company Schedule neither the Company, nor any other Person, makes any other express or implied representation or warranty on behalf of the Company nor any of their Affiliates or representatives to W Marketing or the W Marketing Shareholders.

2.9.       No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to W Marketing or the W Marketing Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE III.
PLAN OF EXCHANGE

3.1.       The Exchange.

3.1.1       On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) and effective for all purposes as of the Effective Date, W Marketing and the W Marketing Shareholders shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the W Shares, in the aggregate constituting no less than One Hundred Percent (100%) of the issued and outstanding securities of W Marketing to the Company at the Closing. The Exchange shall be effective for all purposes as of January 1, 2017.

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3.1.2       The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement, which shall be in consideration for One Hundred Percent (100%) of the ownership interests of W Marketing:

(i)       Issue the W Marketing Shareholders, pro rata with their ownership of W Marketing as of the Closing Date, a Promissory Note in the aggregate principal amount of $75,000, in the forms of Exhibit B-1 and B-2 hereof (the “Note”);

(ii)       Issue the W Marketing Shareholders their pro rata portion of such number of shares of the Company’s restricted common stock, as equals $450,000 divided by the closing price of the Company’s common stock on the Closing Date or if the Closing Date is not a trading date, the last closing price of the Company’s common stock immediately prior to the Closing Date), provided that such number of shares shall not be less than 900,000 shares (the “Exchange Shares”); and

(iii)       Assume W Marketing’s promissory note with Citibank in the amount of up to $70,000 (the “CitiBank Debt”).

3.2.       Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from any Party, upon the satisfaction of the Closing Conditions (described below) (the “Closing Date”) which date shall in no event be later than June 30, 2017 (the “Required Closing Date”), unless such date is extended in writing by the mutual consent of all Parties.

3.2.1       The following “Closing Conditions” shall have occurred, or have been waived by W Marketing and the Company in writing, prior to the Closing Date:

(i)       The issuance of the Note and Exchange Shares shall have been approved, and the Note and Exchange Shares delivered in accordance with Section 3.1. The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement;

(ii)       The W Marketing Shareholders shall surrender the certificates evidencing One Hundred Percent (100%) of the securities of W Marketing, duly endorsed with stock powers or notarized signatures of the holders thereof so as to make the Company the sole owner thereof;

(iii)       W Marketing shall supply the Company with Minutes of the Board of Directors and Shareholders of W Marketing approving and consenting to this Agreement and the transactions contemplated herein;

(iv)       W Marketing (and its principals) shall have delivered documentation and agreements relating to and evidencing the assets of W Marketing and the Intellectual Property (including the Intellectual Property of the principals of W Marketing), to the Company, in such form as reasonably requested by the Company, and all corporate records (including minutes) of W Marketing and its subsidiaries, if any;

(v)       The Company shall have executed and delivered a copy of the Note;

(vi)       The W Marketing Shareholders shall have each delivered and executed a Lock-Up Agreement in the form of Exhibit C hereto (the “Lock-Ups”);

(vii)       The Parties shall have delivered all officers certificates, Schedules, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement;

(viii)       The Company and Mr. Spellman shall have each delivered an executed form of the Employment Agreement;

(ix)       and

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(x)       The Company shall have complied with all of the requirements of ARTICLE VI, below and W Marketing shall have complied with all of the requirements of ARTICLE V, below.

3.2.2       Promptly following Closing, the following will occur:

(i)       The Company and W Marketing shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

3.3.       Accounts Receivable and Payable at Closing; True-Up.

3.3.1       W Marketing shall have, and the W Marketing Shareholders shall take whatever action necessary to enable W Marketing to have, at the Closing an amount of accounts receivable equal to the amount of accounts payable outstanding at Closing.

3.3.2       On August 31, 2017, the Company shall advise the W Marketing Shareholders of the amount of any accounts payable which were outstanding on the Closing Date and remain outstanding and unpaid as of August 31, 2017 (the “True-Up”). The W Marketing Shareholders shall pay, pro rata with their ownership of W Marketing immediately prior to Closing, such True-Up, if any, in cash or via check. Such payment shall be made within ten (10) days of the date of the True-Up.

3.3.3       If any amount of True-Up is not paid by the W Marketing Shareholders within thirty (30) days of the date due as provided above, the principal amount of the Note shall be automatically reduced in an aggregate amount equal to the amount then due in connection with such True-Up.

3.4.       Tradability of Securities. The Securities have not been registered under the Securities Act, nor registered under any state securities Law, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. The Securities will bear the following restrictive legend:

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

3.5.       Termination.

3.5.1       The transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

(i)       by the mutual written consent of the Company and W Marketing.

(ii)       by either the Company, or W Marketing, on written notice to the other Party if the Closing shall not have occurred on or prior to the Required Closing Date; provided, however, that the right to terminate this Agreement under this Section 3.5.1(ii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Required Closing Date; provided, further, that notwithstanding the previous limitation, the Required Closing Date shall not be extended in perpetuity until such breach is cured, and the non-breaching Party shall be obligated to elect: (x) to close regardless of such breach following a reasonable period of time necessary to cure such breach, or (y) to terminate this Agreement on a date certain to not exceed 12 months from the date hereof, and upon any failure to make such election, this Agreement shall automatically terminate as of the date that is 12 months from the date hereof; or

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(iii)       by (1) W Marketing or the W Marketing Shareholders, upon written notice to the Company if any of the conditions set forth in ARTICLE VI shall have become incapable of fulfillment and shall not have been waived by W Marketing and where applicable, the W Marketing Shareholders, or (2) by the Company on written notice to W Marketing if any of the conditions set forth in ARTICLE V shall have become incapable of fulfillment and shall not have been waived by the Company; provided that the right to terminate this Agreement pursuant to this Section 3.5.1(iii) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

3.5.2       This Agreement may be terminated by either the Board of Directors of the Company, the Board of Directors of W Marketing or the W Marketing Shareholders at any time prior to the Closing Date if:

(i)       there shall be any actual or threatened action or proceeding before any court or any Governmental Body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors or Shareholders, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii)       any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Board of Directors or Shareholders, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

3.6.       Effect of Termination. In the event of the termination of this Agreement in accordance with Section 3.5, this Agreement shall become null and void and of no further force or effect except for ARTICLE VII and ARTICLE VIII which shall survive the termination of this Agreement for any reason. Termination of this Agreement shall not relieve a breaching Party from all breaches of this Agreement that occurred prior to such termination. In no event shall any Party be liable for punitive damages.

ARTICLE IV.
SPECIAL COVENANTS

4.1.       Access to Properties and Records. The Company and W Marketing will each afford to the officers and authorized representatives of the other Parties reasonable access to the properties, books and records of the Company or W Marketing, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or W Marketing, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. In order that each Party may investigate as it may wish the business affairs of the other, each Party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other Party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other Parties all material facts affecting its financial condition, business operations, and the conduct of operations.

4.2.       Delivery of Books and Records and Bank Accounts. At the Closing, W Marketing shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of W Marketing now in the possession of W Marketing or its representatives.

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4.3.       Third Party Consents and Certificates. The Company and W Marketing agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

4.4.       Actions Prior to Closing.

4.4.1       From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or the W Marketing Schedules, or as permitted or contemplated by this Agreement, the Company and W Marketing, respectively (subject to paragraph (b) below), will each:

(i)       carry on its business in substantially the same manner as it has heretofore;

(ii)       maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)       maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)       use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)       use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)       fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

4.4.2       From and after the date of this Agreement until the Closing Date W Marketing will not:

(i)       make any changes in its Articles of Incorporation or Bylaws, except as otherwise provided in this Agreement;

(ii)       take any action described in Section 1.6 (all except as permitted therein or as disclosed in W Marketing’s schedules);

(iii)       enter into or amend any contract, agreement, or other instrument except in the ordinary course of business involving the sale of goods or services; or

(iv)       sell any assets or discontinue any operations, sell any shares evidencing capital stock (other than as contemplated in this Section 4.4), issue any convertible securities or conduct any similar transactions other than in the ordinary course of business.

4.5.       Post-Closing Conditions.

4.5.1       Following the Closing, the W Marketing Shareholders shall assist the Company, at their sole cost and expense, with the preparation of financial statements in accordance with US GAAP, pro forma financial information and such other interim financial information as required by Item 2.01(f) and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act, in acceptable form to the Company, as applicable (the “Financial Statements”).

4.5.2       The W Marketing Shareholders shall, prior to July 15, 2017, file any and all tax returns which may be due in connection with the transactions contemplated herein, or as a result of the Exchange, including, but not limited to any change in the S Corp. status of W Marketing.

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4.6.       Potential For Earn-Out Consideration.

4.6.1       As additional consideration for the W Marketing Shareholders agreeing to the Exchange and the transactions contemplated herein, and subject to the terms and conditions of this Section 4.6, the Company shall issue the Earn-Out Shares to the W Marketing Shareholders, pro rata with their ownership of W Marketing as of the Closing Date, in the event that total W Marketing Revenue exceeds $1,500,000 in aggregate during the first 12 full calendar months following the Closing Date (the “Earn-Out Period”, with the last Trading Day of such Earn-Out Period being defined herein as the “Earn-Out Date”)(the “Earn-Out”).

4.6.2       The W Marketing Shareholders shall be issued the applicable Earn-Out Shares as soon as practicable, subject to applicable rules and regulations and the remainder of this Section 4.6, after the date that W Marketing Revenue is calculated for the Earn-Out Period.

4.6.3       The Company shall maintain separate accounting records relating to the W Marketing Revenue until the end of the Earn-Out Period. During the Earn-Out Period, the Company agrees (i) to operate W Marketing in a manner not intentionally designed to reduce or eliminate the amount of the W Marketing Revenue, but with due regard for practical business considerations, including with respect to profitability criteria, (ii) to provide products and services to customers and clients of W Marketing on terms, provisions, pricing, timeliness and quality of service comparable to that provided to the applicable historical standards of W Marketing generally, and (iii) to not divert sales generation efforts with clients and customers of W Marketing away from W Marketing and its sales channels with the sole intent of reducing or eliminating W Marketing Revenue. The W Marketing Shareholders agree that the restrictions stated in this paragraph are limited by the reasonable business considerations of the Company with respect to the operation of W Marketing. Except for regular maintenance capital expenditures arising in the ordinary course of business, nothing herein shall constitute an obligation on the part of the Company to make any predetermined level of capital expenditures during the applicable Earn-Out Period.

4.6.4       In the event that Jeffrey S. Spellman’s employment with the Company shall be terminated by Mr. Spellman, terminated by the Company for cause, or terminated due to Mr. Spellman’s death or disability, prior to 180 days after the Closing Date, the Earn-Out shall be deemed terminated and no Earn-Out Shares shall be due whatsoever to the W Marketing Shareholders.

ARTICLE V.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company in writing:

5.1.       Ownership of W Marketing. Prior to the Closing Date, the W Marketing Shareholders shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the W Marketing Shareholders are the owners of One Hundred Percent (100%) of the outstanding securities of W Marketing.

5.2.       Accuracy of Representations and Performance of Covenants. The representations and warranties made by W Marketing and the W Marketing Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). W Marketing and the W Marketing Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by W Marketing or the W Marketing Shareholders prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of W Marketing and dated the Closing Date, to the foregoing effect.

5.3.       Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of W Marketing to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best Knowledge of W Marketing threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the W Marketing Schedules, by or against W Marketing, which might result in any material adverse change in any of the assets, properties, business, or operations of W Marketing.

5.4.       No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of W Marketing nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

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5.5.       Approval by W Marketing. The Exchange shall have been approved, and securities delivered in accordance with Section 3.1, by W Marketing and the W Marketing Shareholders. The Board of Directors of W Marketing shall have approved the transactions contemplated by this Agreement.

5.6.       No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

5.7.       Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and W Marketing after the Closing Date on the basis as presently operated shall have been obtained.

5.8.       Due Diligence. The Company shall have conducted due diligence on W Marketing and verified among other things, the rights and liabilities associated with the assets and operations of W Marketing (the “Due Diligence”), which Due Diligence shall be satisfactory to the Company in its sole and absolute discretion. In the event that the Due Diligence is unsatisfactory to the Company, the Company shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to the Company whatsoever. W Marketing agrees to afford to the officers and authorized representatives of the Company, reasonable access to the properties, books and records of W Marketing, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of W Marketing and will furnish Company with such additional financial and operating data and other information as to the business, operations and assets of W Marketing as the Company shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement.

5.9.       Employment Agreement. The Company shall enter into an employment agreement with Jeffrey S. Spellman in the form mutually agreeable to the Company and Jeffrey S. Spellman (the “Employment Agreement”).

5.10.       Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

ARTICLE VI.
CONDITIONS PRECEDENT TO OBLIGATIONS OF W MARKETING AND THE W MARKETING SHAREHOLDERS

The obligations of W Marketing and the W Marketing Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company and the W Marketing Shareholders, in writing:

6.1.       Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. W Marketing shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

6.2.       Officer’s Certificate. W Marketing shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best Knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

6.3.       No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by W Marketing or the W Marketing Shareholders.

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6.4.       No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

6.5.       Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and W Marketing after the Closing Date on the basis as presently operated shall have been obtained.

6.6.       Other Closing Conditions. The closing conditions set forth in Section 3.2.1 shall have occurred.

ARTICLE VII.
INDEMNIFICATION

7.1.       Indemnification by the W Marketing Shareholders. Subject to the provisions of this Article, the W Marketing Shareholders agree to jointly and severally indemnify, defend and hold the Company and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as “the Company Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any of the Company Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of W Marketing or any other Party (other than the Company) under this Agreement or any Schedule hereto; (b) any action taken by W Marketing prior to the Closing Date, or the operations of W Marketing prior to Closing; (c) any misstatement, breach of or inaccuracy of any representation of W Marketing or any W Marketing Shareholder in this Agreement; (d) the breach of any representation, warranty or covenant of W Marketing or W Marketing Shareholder in this Agreement; or (e) any liabilities of W Marketing which are not disclosed to the Company at or prior to Closing and which the Company is required to satisfy subsequent to Closing (including all fees and expenses associated therewith); provided however, that W Marketing and the W Marketing Shareholders will not be liable under clause (d) of this Section 7.1 unless the aggregate amount of Losses exceeds $10,000 (the “Threshold”), in which event W Marketing or W Marketing Shareholders shall be liable for all Losses up to, including and exceeding the amount of the Threshold. “Losses” as used in this Article are not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

7.2.       Indemnification by the Company. Subject to the provisions of this Article, the Company agrees to indemnify, defend and hold the W Marketing Shareholders (the “W Marketing Indemnified Persons”), harmless from and against any and all Losses that any W Marketing Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement or; (b) any action taken by W Marketing and/or the operations of W Marketing after the Closing; which, however, does not include any action that was caused by or as a fault of an action which originally occurred prior to the Closing Date or could be partially attributed as a Loss to the Company under Section 7.1 of this Agreement; (c) any misstatement, breach of or inaccuracy of any material representation of the Company in this Agreement; or (d) the breach of any representation, warranty or covenant of the Company in this Agreement provided however, that the Company will not be liable under clause (d) of this Section 7.2 unless the aggregate amount of Losses exceeds the Threshold, in which event the Company shall be liable for all Losses up to, including and exceeding the amount of the Threshold. The Company shall in no event be responsible for indemnifying or defending any affiliates, officers, directors, employees, agents, successors or assigns of W Marketing or the W Marketing Shareholders following the Closing for any matter whatsoever.

7.3.       Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

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7.4.       Notice and Opportunity to Defend. If a Claim for Losses is to be made by any Company Indemnified Person or W Marketing Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Company Indemnified Person or W Marketing Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

7.5.       Remedies Exclusive. The remedies conferred by this Article are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

7.6.       Emergency Relief. Notwithstanding anything in this Article to the contrary, any Party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

7.7.       Right to Set Off. In the event that the Company shall have a claim against any W Marketing Shareholder for which the Company has not been fully indemnified as contemplated above, the Company shall have the right to set off the amount of such claim against any W Marketing Shareholder, against any amounts due such W Marketing Shareholder hereunder, under the Note, in connection with the Earn-Out Shares, or any other agreement or understanding by and between the Company and any W Marketing Shareholder.

ARTICLE VIII.
CONFIDENTIALITY

8.1.       Confidentiality. At all times after the Closing, each W Marketing Shareholder shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Company or any of the Company’s Affiliates, W Marketing, or W Marketing’s property, including its Intellectual Property, including, without limitation, trade secrets, source code, customer lists, marketing plans or strategies, product development techniques or plans, or technologies (collectively “Confidential Information”). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party (except in connection with information of W Marketing, which shall be considered Confidential Information for all purposes), (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.

8.2.       Enforceability.

8.2.1        It is the desire and intent of the Parties that the provisions of ARTICLE VIII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of ARTICLE VIII shall be adjudicated to be invalid or unenforceable in any jurisdiction, ARTICLE VIII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section 8.2 in the particular jurisdiction in which such adjudication is made. W Marketing and each W Marketing Shareholder agrees that it would be difficult to measure the damages to Company and its affiliates from the breach by W Marketing or W Marketing Shareholders of the provisions of ARTICLE VIII, that injury to the Company from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, W Marketing and the W Marketing Shareholders agree that the Company shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

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8.2.2       The undertakings and covenants of W Marketing and the W Marketing Shareholders contained in ARTICLE VIII are an integral part of the transactions set forth in this Agreement and the consideration paid by the Company pursuant to this Agreement shall be consideration to include consideration for such undertakings and covenants.

ARTICLE IX.
DEFINITIONS

9.1.       Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

9.1.1       “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of W Marketing, each W Marketing Shareholder is considered an Affiliate of W Marketing.

9.1.2       “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

9.1.3       “Closing Sales Price” means the last sales price of the Company’s common stock on the Principal Market as reported by NASDAQ.com (or a comparable reporting service of national reputation)(collectively, “NASDAQ.com”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by NASDAQ.com, or, if no such price is reported for such security by NASDAQ.com, the average of the bid prices of all market makers for such security as reported in the “OTC Pink” Market by OTC Markets, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date that was a Trading Day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by the Company.

9.1.4       “Earn-Out Shares” means that number of shares of restricted common stock of the Company as equals $50,000 divided by the Closing Sales Price on the Earn-Out Date.

9.1.5       “Effective Date” means May 1, 2017.

9.1.6       “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

9.1.7        “Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended.

9.1.8        “Governmental Body” means any:

(i)       nation, state, county, city, town, borough, village, district or other jurisdiction;

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(ii)       federal, state, local, municipal, foreign or other government;

(iii)       governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv)       multinational organization or body;

(v)       body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi)       official of any of the foregoing.

9.1.9        “Intellectual Property” means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications (including those listed on Schedule 1.21.3 and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of W Marketing) including those set forth in Schedule 1.21.3 together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

9.1.10        “Knowledge” means that:

(i)       A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter.

(ii)       A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

9.1.11        “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Body.

9.1.12       “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

9.1.13       “Liens” means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

9.1.14        “PCAOB” means Public Company Accounting Oversight Board.

9.1.15       “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

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9.1.16       “Principal Market” means initially the OTCQB market and shall also include the NASDAQ Capital Market, New York Stock Exchange, NYSE MKT, the OTC Pink Market or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Company’s common stock, based upon share volume.

9.1.17       “SEC” means the United States Securities and Exchange Commission.

9.1.18       “Securities” means the Exchange Shares and the Earn-Out Shares.

9.1.19       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

9.1.20       “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other contract.

9.1.21       “Trading Day” means any day on which the Company’s common stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the common stock, then on the principal securities exchange or securities market on which the common stock is then traded; provided that “Trading Day” shall not include any day on which the common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

9.1.22       “W Marketing Revenue” means annual revenue of W Marketing as calculated by the Company subject to customary generally accepted accounting practices.

9.2.       Other Definitional Provisions. The Parties acknowledge, confirm and agree that:

9.2.1       The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

9.2.2       Each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

9.2.3       Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

9.2.4       References to any gender include the other genders.

9.2.5       The words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”.

9.2.6       The terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.2.7       The terms “day” and “days” mean and refer to calendar day(s).

9.2.8       The terms “year” and “years” mean and refer to calendar year(s).

9.2.9       All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

9.2.10       Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time.

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9.2.11       In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

9.2.12       All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

ARTICLE X.
MISCELLANEOUS

10.1.       No Bankruptcy and No Criminal Convictions. None of the Parties to this Agreement, or their officers, directors or affiliates, promoters, beneficial shareholders, members, or control persons, nor any predecessor thereof have been subject to the following (unless otherwise disclosed in the W Marketing Schedules or Company Schedules):

10.1.1       Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past ten (10) years;

10.1.2       Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

10.1.3       Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

10.1.4       Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal, provincial or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

10.2.       Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement. The Company and W Marketing, each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

10.3.       Governing Law and Jurisdiction. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas without giving effect to principles of conflicts of law thereunder. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Texas court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas court.

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10.4.       Notices. All notices and other communications hereunder (“Notices”) shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent via facsimile or e-mail (with confirmation of transmission) or sent by a nationally recognized overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Company, to:

Probility Media Corporation

Attn: Evan Levine

1517 San Jacinto Street

Houston, Texas 77002

Phone: 858-263-2744

Fax: none

Email: evan@probilitymedia.com

with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC

Attn: David M. Loev, Esq. or John S. Gillies, Esq.

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Phone: (713) 524-4110

Fax: (713) 524-4122

Email: dloev@loevlaw.com; john@loevlaw.com

if to W Marketing, to:

W Marketing Inc.

[_____________]

Attn: [_____________]

Phone: [_____________]

Fax: [_____________]

Email: [_____________]

with a copy to (which shall not constitute notice hereunder):

if to a W Marketing Shareholder, to:

The address for notice set forth on the signature page hereof or at such other address or number as shall be designated by a Party in a notice to the other Party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three Business Days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; (D) in the case of a notice sent by email that the computer of the Person sending the email message has generated a receipt evidencing that the recipient has read the email message, upon telephone confirmation of receipt, or upon email reply from the Person to whom the email was sent (i) confirming receipt of the email, or (ii) responding to the email and including the text thereof in the body of the response; and (E) in the case of a notice sent by overnight mail or overnight courier service, upon confirmation of delivery thereof by the United States Postal Service or the reputable overnight courier service, as applicable.

10.5.       Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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10.6.       Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein. W Marketing further agrees and consents to the disclosure by the Company of any material information regarding W Marketing which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings. The Company shall be required to obtain the prior consent of W Marketing to publicly disclose such information, which consent shall not be unreasonably withheld, and shall be provided in a timely manner consistent with the Company’s filing obligations under Form 8-K and/or the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, if necessary. The Company shall use its best efforts to avoid the disclosure of any competitive pricing or specific customer information to the public.

10.7.       Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by W Marketing or the W Marketing Shareholders, Board of Directors, employees, officers, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of Law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the SEC, subject to prior approval by W Marketing, which approval shall not be unreasonably withheld. Prior to the Closing and prior to the Closing Date, W Marketing shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

10.8.       Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

10.9.       Schedules; Knowledge. Each Party is presumed to have full Knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement and W Marketing and the W Marketing Shareholders are deemed to have knowledge of the information set forth in the Company’s EDGAR filings.

10.10.       Third Party Beneficiaries. This contract is strictly between the Company, W Marketing and the W Marketing Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

10.11.       Expenses. The Company and W Marketing each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

10.12.       Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

10.13.       Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years, unless the terms of this Agreement provide for a longer period of survival.

10.14.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

10.15.       Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

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10.16.       Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

10.17.       Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

10.18.       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.19.       Independent Nature of W Marketing Shareholders’ Obligations and Rights. The obligations of each W Marketing Shareholder under this Agreement are several and not joint with the obligations of any other W Marketing Shareholder, and no W Marketing Shareholder shall be responsible in any way for the performance or non-performance of the obligations of any other W Marketing Shareholder under this Agreement. Nothing contained herein, and no action taken by any W Marketing Shareholder pursuant hereto, shall be deemed to constitute the W Marketing Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the W Marketing Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and each W Marketing Shareholder has conducted its own diligence review. Each W Marketing Shareholder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other W Marketing Shareholder to be joined as an additional party in any proceeding for such purpose, subject in each case to the terms and conditions hereof. Each W Marketing Shareholder has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

10.20.       No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

10.21.       Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

10.22.       Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

10.23.       Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Exchange does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”).

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10.24.       Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

10.25.        Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

“THE COMPANY”

PROBILITY MEDIA CORPORATION

By: /s/ Noah Davis
Name: Noah Davis
Title: President

“W Marketing”
W MARKETING INC.

By: /s/ Scott Forde
Name: Scott Forde
Title: President

[Signature Pages of W Marketing Shareholders Follow On Attached Pages]

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W Marketing Shareholders:

__________________________________

Scott Forde

50,000 Shares

Address for notice:______________________________________________

Facsimile for notice:_____________________________________________

Email for notice:________________________________________________

__________________________________

Patrick Norton

50,000 Shares

Address for notice:______________________________________________

Facsimile for notice:_____________________________________________

Email for notice:________________________________________________

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EXHIBIT A

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

_____	INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____	CORPORATION (please include a certified corporate resolution authorizing signature)

_____	LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

________________________________________________________________________

Please print here the exact name (registration)

Such Shareholder desires to appear in the records of the Company

________________________________________________________________________

Please print here the exact address

Such Shareholder desires to appear in the records of the Company

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatory’s Position with Entity: ___________________

Beneficial Owner(s) of Securities To Be Owned by Entity: _____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______

Email:__________________

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EXHIBIT B-1

PROMISSORY NOTE

$37,500	June 22, 2017

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Probility Media Corporation, a Nevada corporation (“Probility”), hereby promises to pay to the order of Scott Forde (“Holder”), Thirty-Seven Thousand Five Hundred Dollars ($37,500) (the “Principal”), in lawful money of the United States of America, which shall be legal tender, not bearing interest and payable as provided herein. This Promissory Note (this “Note”) is entered into to evidence amounts owed to Holder by Probility under that certain Share Exchange Agreement by and between Probility, W Marketing Inc., a New York corporation, and the shareholders of W Marketing, Inc., effective as of May 1, 2017 (the “Share Exchange”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Share Exchange.

1.       This Note shall accrue interest at a rate of eight percent (8%) per annum (“Interest”), beginning on June 22, 2017. All past-due Principal and Interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of twelve percent (12%) per annum until paid in full (the “Default Rate”).

2.       Probility agrees to pay the Holder (a) the lesser of (i) $3,305.71; or (ii) the total amount then due under this Note, per month (each a “Monthly Payment”); payable on or before the 22th Business Day of each month (each the “Monthly Payment Date”) towards the outstanding Principal and accrued Interest on this Note (if any), with the first such Monthly Payment due on August 22, 2017, until the earlier of (i) the Maturity Date (when the entire then outstanding balance of this Note shall be due and payable), or (ii) the date that the Principal balance and all accrued Interest owed on this Note has been repaid in full. The “Maturity Date” of this Note shall be August 22, 2018.

3.       In the event that Jeffrey S. Spellman’s employment with the Company shall be terminated by Mr. Spellman, terminated by the Company for cause, or terminated due to Mr. Spellman’s death or disability, prior to 90 days after the Closing Date (as defined in the Share Exchange), the Principal amount of this Note shall automatically decrease by the lesser of (a) $7,500; and (b) the then Principal Amount of the Note (together with accrued Interest thereon), and the Monthly Payment shall be re-amortized for the remaining length and Principal balance of the Note.

4.       This Note and accrued Interest hereon may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

5.       All payments made by Probility under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note; and (iii) third, the remainder to Principal due and payable under this Note.

6.       If any payment of Principal or Interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

7.       This Note shall be binding upon Probility and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Holder may assign this Note or any of its rights, interests or obligations to this Note with notice to, but without the prior written approval of Probility.

8.       No provision of this Note shall alter or impair the obligation of Probility to pay the Principal and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

9.       Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all charges constituting interest, or adjudicated as constituting Interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

10.       Probility represents and warrants to Holder as follows:

(a)       The execution and delivery by Probility of this Note (i) are within Probility’s power and authority, and (ii) have been duly authorized by all necessary action.

June 22, 2017	Page 1 of 4

(b)       This Note is a legally binding obligation of Probility, enforceable against Probility in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

11.       If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to Probility, declare the Principal and all other amounts payable on, this Note to be immediately due and payable (“Acceleration”). The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a)       Probility shall fail to pay, when and as due, the Principal or Interest payable hereunder within ten (10) days from the due date of such payment; or

(b)       Probility shall have breached in any material respect any term, condition or covenant in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the occurrence of such breach; or

(c)       Probility shall: (i) take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d)       the dissolution or liquidation of Probility; or

(e)       Probility shall take any action authorizing, or in furtherance of, any of the foregoing.

12.       In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal or Interest of or premium, if any, Probility will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Holder shall also have such other rights as described herein.

13.       If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Probility. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

14.       Except as provided herein, Probility and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Holder shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorneys’ fees.

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15.       This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

16.       It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the federal and state courts located in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

17.       The term “Probility” as used herein in every instance shall include Probility’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of Probility or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

18.       Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

19.       In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20.       No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

21.       The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

22.       Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Note are for convenience only and shall not affect the interpretation of this Note.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, Probility has duly executed this Note on June _____, 2017.

“Probility”

Probility Media Corporation

By: ___________________

Name: Noah Davis

Title: President

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EXHIBIT B-2

PROMISSORY NOTE

$37,500	June 22, 2017

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Probility Media Corporation, a Nevada corporation (“Probility”), hereby promises to pay to the order of Patrick Norton “Holder”), Thirty-Seven Thousand Five Hundred Dollars ($37,500) (the “Principal”), in lawful money of the United States of America, which shall be legal tender, not bearing interest and payable as provided herein. This Promissory Note (this “Note”) is entered into to evidence amounts owed to Holder by Probility under that certain Share Exchange Agreement by and between Probility, W Marketing Inc., a New York corporation, and the shareholders of W Marketing, Inc., effective as of May 1, 2017 (the “Share Exchange”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Share Exchange.

1.       This Note shall accrue interest at a rate of eight percent (8%) per annum (“Interest”), beginning on June 22, 2017. All past-due Principal and Interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of twelve percent (12%) per annum until paid in full (the “Default Rate”).

2.       Probility agrees to pay the Holder (a) the lesser of (i) $3,305.71 (with such amount to be reduced proportionately in the event of an Employment Termination (as defined below); or (ii) the total amount then due under this Note, per month (each a “Monthly Payment”); payable on or before the 22th Business Day of each month (each the “Monthly Payment Date”) towards the outstanding Principal and accrued Interest on this Note (if any), with the first such Monthly Payment due on August 22, 2017, until the earlier of (i) the Maturity Date (when the entire then outstanding balance of this Note shall be due and payable), or (ii) the date that the Principal balance and all accrued Interest owed on this Note has been repaid in full. The “Maturity Date” of this Note shall be August 22, 2018.

3.       In the event that Jeffrey S. Spellman’s employment with the Company shall be terminated by Mr. Spellman, terminated by the Company for cause, or terminated due to Mr. Spellman’s death or disability, prior to 90 days after the Closing Date (as defined in the Share Exchange), the Principal amount of this Note shall automatically decrease by the lesser of (a) $7,500; and (b) the then Principal Amount of the Note (together with accrued Interest thereon), and the Monthly Payment shall be re-amortized for the remaining length and Principal balance of the Note.

4.       This Note and accrued Interest hereon may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

5.       All payments made by Probility under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note; and (iii) third, the remainder to Principal due and payable under this Note.

6.       If any payment of Principal or Interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

7.       This Note shall be binding upon Probility and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Holder may assign this Note or any of its rights, interests or obligations to this Note with notice to, but without the prior written approval of Probility.

8.       No provision of this Note shall alter or impair the obligation of Probility to pay the Principal and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

9.       Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all charges constituting interest, or adjudicated as constituting Interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

June 22, 2017	Page 1 of 4

10.       Probility represents and warrants to Holder as follows:

(a)       The execution and delivery by Probility of this Note (i) are within Probility’s power and authority, and (ii) have been duly authorized by all necessary action.

(b)       This Note is a legally binding obligation of Probility, enforceable against Probility in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

11.       If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to Probility, declare the Principal and all other amounts payable on, this Note to be immediately due and payable (“Acceleration”). The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a)       Probility shall fail to pay, when and as due, the Principal or Interest payable hereunder within ten (10) days from the due date of such payment; or

(b)       Probility shall have breached in any material respect any term, condition or covenant in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the occurrence of such breach; or

(c)       Probility shall: (i) take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d)       the dissolution or liquidation of Probility; or

(e)       Probility shall take any action authorizing, or in furtherance of, any of the foregoing.

12.       In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal or Interest of or premium, if any, Probility will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Holder shall also have such other rights as described herein.

13.       If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Probility. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

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14.       Except as provided herein, Probility and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Holder shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorneys’ fees.

15.       This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

16.       It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the federal and state courts located in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

17.       The term “Probility” as used herein in every instance shall include Probility’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of Probility or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

18.       Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

19.       In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20.       No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

21.       The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

22.       Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Note are for convenience only and shall not affect the interpretation of this Note.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, Probility has duly executed this Note on June _____, 2017.

“Probility”

Probility Media Corporation

By: ___________________

Name: Noah Davis

Title: President

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EXHIBIT C

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), made as of this ____th day of June 2017, by and among, [__________] (the “Shareholder”) and Probility Media Corporation, a Nevada corporation (the “Company”).

W I T N E S S E TH:

WHEREAS, the Shareholder holds (or will hold following the consummation of certain contemplated transactions involving the Shareholder and the Company) [_________] shares of the Company’s common stock (the “Shares”); and

WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions contained hereinafter to set forth conditions pursuant to which the Shareholder may transfer and sell the Shares.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, $10 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Shareholder, the parties hereto hereby agree as follows.

1.       Lock-Up. Shareholder hereby agrees that:

1.1.       For the period (the “Initial Lock-Up Period”) commencing as of the date of this Agreement as first written above (the “Closing Date”), and terminating upon the earlier of (i) one (1) year from the Closing Date, or (ii) the written consent of the Company to the earlier termination hereof, which consent shall be provided in the sole discretion of the Company, the Shareholder will not, directly or indirectly:

(a)        offer for sale, sell, pledge, hypothecate, transfer, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law) of any or all of the Shares or any other securities of the Company obtained by Shareholder hereafter (which securities shall be included in the definition of “Shares” used throughout this Agreement); or

(b)        enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise (collectively (a) and (b), a “Disposition”); and

1.2.       For the period (the “Second Lock-Up Period”) commencing as of the end of the Initial Lock-Up Period and terminating upon the earlier of (i) two years from the Closing Date, or (ii) the written consent of the Company to the earlier termination hereof, which consent shall be provided in the sole discretion of the Company, the Shareholder will not, directly or indirectly make any Disposition of Shares during any thirty (30) day rolling period exceeding 10% of the total volume of the Company’s common stock which traded over the 30 days prior to any such Disposition (collectively Sections 1.1 and 1.2, the “Lock-Up”).

2.       Representations and Warranties of Shareholder. The Shareholder represents, warrants and agrees to the following representations, acknowledgements and agrees that the Company and its assigns shall be able to rely on such representations for all purposes:

2.1.       The Shareholder agrees that the Shares and any certificate evidencing such Shares shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE HOLDER AND THE COMPANY, DATED AS OF JUNE 22, 2017. A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

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3.       Right to Reject Dispositions. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (ii) to imprint on any certificate representing Shares beneficially owned by Shareholder a legend describing the restrictions contained herein.

4.       Power and Authority. Each party hereto respectively represents and warrants that such party has full power and authority to enter into this Agreement and that, upon request of the Company, the Shareholder will execute any additional documents necessary in connection with the enforcement hereof.

5.       No Assignment; Binding Nature. No party may assign this Agreement in whole or in part, without the written consent of the other parties. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

6.       Miscellaneous.

6.1.       Severability of Invalid Provision. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.2.       Entire Agreement of the Parties. The Agreement constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith. No covenant, representations, or conditions, which are not expressed in the Agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

6.3.       Further Assurances. All parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement.

6.4.       Specific Performance. The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled. The Shareholder therefore agrees that, in the event of any such breach or threatened breach of this Agreement or the terms and conditions hereof by the Shareholder, the Company shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

6.5.       Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. Any judicial proceeding brought by or any party regarding any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State Texas, or in the United States District Court for the Southern District of Texas and, by execution and delivery of this Agreement, each party hereby submits to the jurisdiction of such courts. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER CONTESTED UNDER, OR ARISING OUT OF, THIS AGREEMENT.

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6.6.       Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

6.7.       Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (email) or downloaded from a website or data room (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, parties have caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth above.

THE COMPANY: PROBILITY MEDIA CORPORATION By: ____________________

Its: ____________________
Printed Name: ______________
THE SHAREHOLDER: By:____________________ Its:____________________
Printed Name: ___________

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